Exhibit 99.1

Harleysville Group Inc. Reports First Quarter 2011 Results

First quarter highlights:

  Operating income of $0.29 per share impacted by severe winter weather losses
  Operating return on equity1 of 9.9 percent for the trailing 12 months
  Statutory combined ratio2 of 107.8 percent in quarter, adjusted for the pool change; includes 4.5 points of catastrophe losses
  Book value of $28.58 per share
  Quarterly dividend of $0.36 per share; represents 11 percent increase from a year ago

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--April 26, 2011--Harleysville Group Inc. (NASDAQ: HGIC) today reported diluted operating income of $0.29 per share for the first quarter of 2011, compared to $0.28 per share in the first quarter of 2010. Catastrophe losses incurred during the first quarter of 2011 reduced operating income by $0.21 per share after taxes, compared to catastrophe losses of $0.49 per share in the first quarter of 2010. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“As we announced last week, the first quarter was marked by unusually severe winter weather throughout much of the Mid-Atlantic and Northeast, especially in New England and New York. The number of events—coupled with their frequency and closeness to one another in time—combined to produce elevated catastrophe and non-catastrophe claims activity throughout our commercial and personal lines,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer.

“This extreme weather resulted in significant disruption and financial loss for a large number of our policyholders,” Browne continued. “It’s at times like these when our policyholders count on us the most. And because of our outstanding financial strength and excellent claims department we are able to deliver on our service commitment to our policyholders and agents—which is exactly why we are in business. As I’ve repeated often, our claims department is one aspect of our operations that differentiates us from our competitors. And we certainly saw our claims staff perform admirably in addressing our policyholders’ needs following these winter storms.

“Our balance sheet remains very strong, with our book value per share growing 1 percent from a year ago,” Browne noted. “Our sound financial position also is evidenced by a high-quality investment portfolio, a strong capital base and reserve position, a debt-to-capital ratio of 15 percent1, a premium-to-surplus ratio of 1.1 to 1, and a trailing 12 month operating return on equity of 9.9 percent. This solid financial foundation positions us to continue to be a strong and stable market for our agents’ best business and to generate long-term profitability.”

The company reported diluted net income of $0.66 per share in the first quarter of 2011, compared to $0.29 per share in the first quarter of 2010. There were $0.37 per share of realized investment gains after tax in the first quarter of 2011, compared to after-tax investment gains of $0.01 per share in 2010.

The company’s first quarter net written premiums—excluding workers compensation business from both years—increased 1.5 percent to $198.4 million in 2011, compared to $195.4 million in the same period in 2010. As of January 1, 2011, Harleysville Group and Harleysville Mutual Insurance Company amended their intercompany pooling agreement as it relates to their workers compensation business. The amendment establishes that the financial results associated with workers compensation business for accident years 2011 and following will be retained 100 percent by Harleysville Mutual. At the same time, the financial results of prior accident years will continue to be shared between Harleysville Group and Harleysville Mutual under the existing pool participations.

Harleysville Group’s overall statutory combined ratio—excluding the impact of the change to the intercompany pooling agreement—was 107.8 percent in the first quarter of 2011, compared to 107.8 percent in the first quarter of 2010. The company had 4.5 points of catastrophe losses in the first quarter of 2011 and 10.0 points of catastrophe losses in the first quarter of 2010.

First quarter pretax investment income decreased 1.2 percent to $25.6 million, while after-tax investment income was down 0.3 percent in the first quarter to $20.0 million.

Operating cash flow for the first quarter of 2011 was $4.9 million, compared to $14.8 million in the first quarter of 2010.

Commercial lines Excluding workers compensation business from both years, net written premiums in commercial lines declined 1.8 percent to $148.8 million in the first quarter of 2011. The commercial lines statutory combined ratio, adjusted for the pool change, was 106.0 percent in the first quarter of 2011, versus 104.7 percent in the first quarter of 2010.

Personal lines Net written premiums in personal lines were up 13.3 percent to $49.6 million in the first quarter of 2011. Harleysville Group’s personal lines statutory combined ratio was 112.8 percent in the first quarter of 2011, versus 119.3 percent during the first quarter of 2010.

Outlook “I am confident that we are well positioned to manage through these difficult economic times,” Browne said. “The insurance marketplace continues to be challenging, so we will remain committed to retaining our best business, as well as generating responsible, profitable growth. But, we are not going to compromise underwriting quality to chase a near-term growth goal. Instead, we will continue to work closely with our agency partners to remain disciplined—despite the current market conditions—as we focus on our goal of producing results that will differentiate us favorably from our competition.”

Webcast The company will host a live webcast on Wednesday, April 27, 2011, at 8 a.m. (ET) to discuss its first quarter results. The webcast and a replay will be available from the Investors section of the company’s website (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile Harleysville Insurance is a leading super-regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 70 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville is ranked #21 in the most recent InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been included on the list in each of the last five years. Harleysville Mutual Insurance Company owns approximately 54 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was recognized with a 2010 Mergent Dividend Achiever Award for its long-term history of dividend increases. Further information can be found on the company’s website at www.harleysvillegroup.com.

Forward-looking information Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; reduced economic activity; the insurance product pricing environment; changes in applicable law and accounting standards; government regulation and changes therein that may impede the ability to charge adequate rates or to do business; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 Excludes the effect of unrealized investment gains and losses recognized in accumulated other comprehensive income pursuant to ASC 320.

2 Statutory combined ratio is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses and loss settlement expenses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS		Quarter ended March 31
(in thousands, except per share data)		2011	2010
OPERATING RESULTS
Diluted earnings per common share:
Operating income*		$0.29	$0.28
Realized investment gains, net of income taxes		0.37	0.01
Net income		$0.66	$0.29
Cash dividend per common share		$0.36	$0.325

FINANCIAL CONDITION	March 31, 2011		December 31, 2010
Assets	$3,228,913		$3,278,232
Shareholders' equity	$774,791		$768,633
Per common share	$28.58		$28.42

CONSOLIDATED STATEMENTS OF INCOME		Quarter ended March 31
(in thousands, except per share data)		2011	2010
REVENUES:
Premiums earned		$199,753	$209,083
Investment income, net of investment expense		25,585	25,883
Realized investment gains		15,774	334
Other income		4,410	3,657
Total revenues		245,522	238,957
LOSSES AND EXPENSES:
Losses and loss settlement expenses		144,195	152,036
Amortization of deferred policy acquisition costs		52,679	53,034
Other underwriting expenses		20,671	21,484
Interest expense		1,514	1,514
Other expenses		969	954
Total expenses		220,028	229,022
Income before income taxes		25,494	9,935
Income taxes		7,267	1,885
Net income		$18,227	$8,050
Weighted average number of shares outstanding:
Basic		27,388,586	27,709,496
Diluted		27,612,765	27,916,479
Per common share:
Basic earnings		$0.67	$0.29

Diluted earnings		$0.66	$0.29

RECONCILIATION TO OPERATING INCOME :
Net income		$18,227	$8,050
Less realized investment gains, net of income taxes		10,253	217
Operating income		$7,974	$7,833
These financial figures are unaudited.

*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	March 31, 2011*	December 31, 2010
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $146,344 and $156,967)	$138,497	$148,362
Available for sale, at fair value (amortized cost $2,015,390 and $2,069,097)	2,105,989	2,165,101
Equity securities, at fair value (cost $270,760 and $191,095)	345,378	268,104
Short-term investments, at cost, which approximates fair value	43,960	79,909
Total investments	2,633,824	2,661,476
Cash	36	39
Premiums in course of collection	132,009	133,758
Reinsurance receivable	218,674	219,149
Accrued investment income	25,364	26,910
Deferred policy acquisition costs	105,343	113,997
Prepaid reinsurance premiums	48,585	51,625
Property and equipment, net	13,141	13,312
Deferred income taxes	5,861	9,413
Other assets	46,076	48,553
Total assets	$3,228,913	$3,278,232
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,751,242	$1,771,661
Unearned premiums	459,107	503,532
Accounts payable and accrued expenses	82,784	96,461
Due to affiliate	42,489	19,445
Debt	118,500	118,500
Total liabilities	2,454,122	2,509,599
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 35,135,659 and 34,987,829 shares; outstanding 27,106,112 and 27,044,836 shares	35,136	34,988
Additional paid-in capital	269,077	263,857
Accumulated other comprehensive income	76,093	80,506
Retained earnings	638,950	630,603
Treasury stock, at cost, 8,029,547 and 7,942,993 shares	(244,465)	(241,321)
Total shareholders' equity	774,791	768,633
Total liabilities and shareholders' equity	$3,228,913	$3,278,232

*These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended March 31
(dollars in thousands)	2011	2010
Net premiums written*	$158,368	$216,830
Statutory surplus*	$719,053	$698,484

Pretax investment income	$25,585	$25,883
Related federal income taxes	5,576	5,815
After-tax investment income	$20,009	$20,068

SEGMENT INFORMATION
	Quarter ended March 31
(dollars in thousands)	2011	2010
Revenues:
Premiums earned:
Commercial lines	$149,020	$164,633
Personal lines	50,733	44,450
Total premiums earned	199,753	209,083
Net investment income	25,585	25,883
Realized investment gains	15,774	334
Other	4,410	3,657
Total revenues	$245,522	$238,957

Income before income taxes:
Underwriting loss:
Commercial lines	($1,864)	($10,651)
Personal lines	(6,141)	(8,365)
SAP underwriting loss	(8,005)	(19,016)
GAAP adjustments	(9,787)	1,545
GAAP underwriting loss	(17,792)	(17,471)
Net investment income	25,585	25,883
Realized investment gains	15,774	334
Other	1,927	1,189
Income before income taxes	$25,494	$9,935

Income taxes on net investment income	$5,576	$5,815
Income tax expense (benefit) on remaining gains (losses)	1,691	(3,930)
Total income taxes	$7,267	$1,885

Effective tax rate on:
Net investment income	21.8%	22.5%
Income	28.5%	19.0%
These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended March 31
			Percentage
(dollars in thousands)	2011	2010	Change

Net premiums written:
Commercial:
Automobile	$43,213	$44,885	-3.7%
Workers compensation	(40,012)	21,462	NM	***
Commercial multi-peril	86,290	83,981	2.7%
Other commercial	19,254	22,689	-15.1%

Total commercial	$108,745	$173,017	-37.1%

Total commercial without workers compensation net premiums written **	$148,757	$151,555	-1.8%

Personal:
Automobile	$26,889	$23,177	16.0%
Homeowners	19,615	17,696	10.8%
Other personal	3,119	2,940	6.1%

Total personal	$49,623	$43,813	13.3%

Total personal and commercial	$158,368	$216,830	-27.0%

Total personal and commercial without workers compensation net premiums written **	$198,380	$195,368	1.5%

Statutory combined ratios:
Commercial:
Automobile	100.3%	98.3%
Workers compensation		107.7%
Commercial multi-peril	117.6%	110.7%
Other commercial	87.2%	93.1%

Total commercial	113.1%	104.7%

Total commercial without intercompany pooling transfer **	106.0%

Personal:
Automobile	110.7%	101.1%
Homeowners	121.4%	148.7%
Other personal	74.0%	60.4%

Total personal	112.8%	119.3%

Total personal and commercial statutory combined ratio	112.3%	107.8%

Total personal and commercial statutory combined ratio without intercompany pooling transfer **	107.8%

GAAP combined ratios:
Commercial	107.7%	105.6%
Personal	112.5%	118.7%

Total personal and commercial GAAP combined ratio	108.9%	108.4%

GAAP losses paid	$162,664	$127,745

Net catastrophe losses incurred	$9,000	$20,960
These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

** The effect of the January 1, 2011, pooling transfer of $40,011,594 of net premiums written (representing the transfer of the January 1, 2011, unearned premium balance of workers compensation) and the effect of the pool transfer on the statutory combined ratios are excluded for comparative purposes.

*** Not Meaningful

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215-256-5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215-256-5288
rbuckwalter@harleysvillegroup.com